UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 1, 2019

UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)
15147 N. Scottsdale Road, Suite H300
Scottsdale, Arizona 85254-2494
(Address of principal executive offices, with Zip Code)
(480) 530-3000

(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
Item 7.01 Regulation FD Disclosure	1
Item 9.01 Financial Statements and Exhibits	1
SIGNATURE	2
INDEX TO EXHIBITS	3
EXHIBIT 99.1

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 1, 2019, Chief Operating Officer Lou Hughes stepped down to explore other opportunities. Mr. Hughes will continue to serve in a part-time capacity as Strategic Advisor to the CEO to ensure a smooth transition of his COO duties.  While serving as Strategic Advisor, so long as Mr. Hughes complies with certain agreements, he will continue to receive compensation in an amount equal to his prior base salary up to the end of January 2020

Item 7.01    Regulation FD Disclosure
On February 6, 2019, Universal Electronics Inc. (“UEI”) announced corporate restructuring activities including (1) relocating its corporate headquarters to Scottsdale, Arizona and its Hong Kong offices to its existing facilities in Panyu and Shuzou; (2) expanding its manufacturing facility in Monterrey, Mexico; (3) optimizing its manufacturing footprint in China; (4) rehiring Joseph Miketo as UEI’s SVP, Manufacturing and Operations; and (5) continuing its investments in new technologies. The press release announcing the corporate restructuring activities is being furnished as Exhibit 99.1 attached hereto and is incorporated into this Item 7.01 by reference.

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits. The following exhibit is furnished with this report.

99.1    Press Release of Universal Electronics Inc. dated February 6, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: February 6, 2019	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Universal Electronics Inc. dated February 6, 2019

3